UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On January 30, 2009, Gen-Probe Incorporated (“Gen-Probe” or the “Company”) entered into an Implementation Agreement (the “Implementation Agreement”) with Tepnel Life Sciences Plc (“Tepnel”), a company registered in England and Wales. Pursuant to the Implementation Agreement, Tepnel and Gen-Probe issued a Rule 2.5 Announcement on January 30, 2009 (the “Rule 2.5 Announcement”) under the UK City Code on Takeovers and Mergers (the “Code”) disclosing that Gen-Probe and Tepnel had agreed on the terms of a recommended cash offer (the “Offer”) by Gen-Probe for the acquisition of the entire issued and to be issued ordinary shares of Tepnel for 27.1 pence per share. The Company intends to implement the Offer pursuant to a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006 (the “Companies Act”). Under the Implementation Agreement, Gen-Probe reserves the right to implement the Offer by means of a takeover offer under Code. The Offer, which values Tepnel’s fully diluted share capital at approximately £92.8 million (approximately $132.2 million based upon the recent exchange rate of £1 to $1.424), will be financed through the use of Gen-Probe’s existing cash resources.
          The Implementation Agreement provides for the implementation of the Offer and cooperation with regard to the satisfaction or waiver of certain conditions, and contains certain assurances from and confirmations between the parties. The Implementation Agreement includes undertakings from Tepnel to Gen-Probe to take certain steps to implement the Scheme, in accordance with an agreed indicative timetable, including the unanimous and unqualified recommendation by the directors of Tepnel to Tepnel shareholders to vote in favor of the Scheme, the dispatch of the Scheme document to be posted to Tepnel shareholders containing the terms and conditions of the Scheme (the “Scheme Document”), convening the meeting or meetings (and any adjournment thereof) of Tepnel shareholders (or relevant class or classes thereof) as may be convened by order of the High Court of Justice in England and Wales (the “Court”) under the Companies Act to consider and if thought fit, approve the Scheme (with or without amendment) and the general meeting of Tepnel shareholders (and any adjournment thereof) to be convened in connection with the Offer and taking steps to seek an order of the Court sanctioning the Scheme under the Companies Act and confirming the reduction in Tepnel’s share capital to make the Scheme effective. In addition, the Implementation Agreement contains undertakings from Tepnel to Gen-Probe in relation to the conduct of Tepnel’s business. The Implementation Agreement also precludes Tepnel from soliciting competing offers and restricts Tepnel from holding discussions with a competing offeror unless the offer is for a financially superior proposal and failing to hold such discussions would constitute a violation of the Tepnel directors’ duties, the Code or other applicable law. Gen-Probe is entitled to match any competing superior proposal of a third party subject to the provisions of the Code. Provided that Gen-Probe matches any competing offer (the “Revised Offer”), the Tepnel directors have agreed to recommend the Revised Offer to its shareholders.
          In consideration of Gen-Probe agreeing to commit time and resources toward implementation of the Offer, Tepnel has agreed to pay Gen-Probe a fee equal to 1% of the value of the entire fully diluted share capital of Tepnel at 27.1 pence per Tepnel share, or approximately £928,420 (approximately $1,322,070 based upon the recent exchange rate of £1 to $1.424), if, following the release of the Rule 2.5 Announcement: (a) the Scheme Document is not posted by Tepnel to its shareholders, within 28 days of the date of the release of the Rule 2.5 Announcement (unless solely due to the default of Gen-Probe or its advisers); (b) the Tepnel directors, for whatever reason, withdraw, adversely modify or qualify their recommendation to vote in favor of the Scheme and the Scheme is not completed; or (c) an independent competing offer is announced prior to the Offer lapsing or being withdrawn and that independent competing offer is either: (i) recommended by the Tepnel directors; or (ii) is declared unconditional in all respects or is completed. The inducement fee will cease to be payable if the Scheme becomes effective or a takeover offer by Gen-Probe becomes or is declared unconditional in all respects, as appropriate.
          The Scheme is subject to (a) approval by a majority in number of the holders of Tepnel shares present and voting on the Scheme, either in person or by proxy, representing not less than 75% in value of the Tepnel shares held by such shareholders, (b) approval by the Court, including confirmation by the Court of the reduction in Tepnel’s share capital, (c) the passing of a special resolution necessary to implement the Scheme at the general meeting of the Tepnel shareholders and (d) the satisfaction or waiver of certain additional conditions set forth in the Rule 2.5 Announcement, including that all applicable government filings, applications, notifications and clearances have been made and that neither party is subject to any governmental order or injunction that prohibits consummation of the Scheme. In addition, the Offer will lapse if the Scheme is not effective within 4 months from the date that the Scheme Document is posted or such later date as Gen-Probe and Tepnel may agree and the Court and the UK Panel on Takeovers and Mergers may allow.
          The Implementation Agreement is subject to termination upon the occurrence of certain events, including if the Scheme has not become effective (or if Gen-Probe elects to implement the Offer by means of a takeover offer under the Code pursuant to the Implementation Agreement, such takeover offer does not become or is not declared unconditional in all respects) within four months from the date the Scheme Document is posted to Tepnel shareholders.
          The directors of Tepnel, who collectively are holders of approximately 4% of Tepnel issued ordinary shares, and certain institutional shareholders of Tepnel, who collectively are holders of approximately 38% of Tepnel issued ordinary shares, have given irrevocable undertakings to accept and vote in favor of the Offer. Gen-Probe has also received irrevocable undertakings from certain Tepnel directors and certain institutional shareholders to exercise warrants to acquire Tepnel shares conditional upon the sanction of the Scheme by the Court representing approximately, in aggregate, 16% of the diluted share capital of Tepnel.
          The foregoing description of the Rule 2.5 Announcement and the Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the Rule 2.5 Announcement filed as Exhibit 2.1 to Gen-Probe’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2009 and the Implementation Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K. It is expected that the Scheme Document will be sent to Tepnel shareholders as soon as reasonably practicable.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Implementation Agreement by and between Gen-Probe Incorporated and Tepnel Life Sciences Plc, dated January 30, 2009.
Forward Looking Statements
     Any statements in this Current Report on Form 8-K and the exhibits hereto about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Offer, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to:
•	the expected effects on the Company of the Offer;

•	the expected timing and scope of the Offer;

•	anticipated financial performance as a result of the Offer;

•	estimated cost savings and other synergies as a result of the Offer;

•	issues associated with new product introductions;

•	foreign currency fluctuations;

•	risks associated with growth;

•	changes in economic or industry conditions generally or in the markets served by the Company and Tepnel;

•	obtaining approval of the Offer by Tepnel’s shareholders;

•	Court approval; and

•	the ability to successfully implement the Offer.
          The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our most recent annual report on Form 10-K and all subsequent periodic reports. We assume no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
Date: February 5, 2009		R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

Exhibit List

2.1	Implementation Agreement by and between Gen-Probe Incorporated and Tepnel Life Sciences Plc, dated January 30, 2009.